Exhibit 23.1

Consent of Independent Certified Public Accountants

          We hereby consent to the incorporation of our report included in this Form 10K into the Company’s previously filed S-8 Registration Statements nos. 33-93362, 333-32782, and 333-116210.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March  9, 2006